UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012

Conn’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50421	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Technology Forest Blvd., Suite 210 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (936) 230-5899

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2012, Conn’s, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) by and among the Company, the selling stockholders named in Schedule I thereto (collectively, the “Selling Stockholders”), and Piper Jaffray & Co. and Stephens Inc. as representatives of the underwriters named in Schedule II thereto (the “Underwriters”) for the sale to the public (the “Offering”) of 5,500,000 shares of the Company’s common stock, $0.01 par value per share (the “Firm Shares”), at a price to the public of $26.75 per share, less an underwriting discount of $1.3375 per share. The Firm Shares consist of 1,408,379 shares offered by the Company and 4,091,621 shares offered by the Selling Stockholders. The Offering is expected to close on or about December 12, 2012, subject to customary closing conditions. The Company has granted the Underwriters a 30-day option to purchase an additional 825,000 shares of the Company’s common stock to cover over-allotments, if any.

The Company expects to receive net proceeds from the Offering of approximately $35.2 million, after deducting the underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds of the offering primarily for the repayment of debt under the Company’s asset-based loan facility and to pay for the fees and expenses that the Company incurred in connection with the Offering. The Company will not receive any proceeds from the sale of shares of common stock offered by the Selling Stockholders in the Offering.

Stephens Inc., one of the Underwriters, and its affiliates beneficially owned 7,316,812 shares, or approximately 22.3% of the Company’s common stock as of November 29, 2012. Douglas H. Martin, one of the Company’s directors, is an Executive Vice President of Stephens Inc. and one of the Selling Stockholders. From time to time, the Company has engaged Stephens Inc. to act as its financial advisor. The disinterested members of the Company’s board of directors have determined that it is in the Company’s best interest to engage Stephens Inc. in such capacity, and the engagement of Stephens Inc. as financial advisor was approved by the independent members of the Company’s board of directors after full disclosure of the conflicts of interests of the related parties in the transaction.

The Offering is being made pursuant to a prospectus supplement dated December 7, 2012 and an accompanying base prospectus dated October 2, 2012, pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-180789), which was filed with the Securities and Exchange Commission (the “Commission”) on September 28, 2012 and declared effective by the Commission on October 2, 2012.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein.

Item 8.01 Other Events.

The opinion of Fulbright & Jaworski L.L.P., counsel to the Company, regarding the validity of the common stock issued and sold pursuant to the Offering is filed herewith at Exhibit 5.1.

On December 7, 2012, the Company issued a press release announcing the pricing of the Offering, a copy of which is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Form of Purchase Agreement dated December 6, 2012.

5.1	Opinion of Fulbright & Jaworski L.L.P.

23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 above).

99.1	Press Release dated December 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.

Date: December 7, 2012	By:	/s/ Brian E. Taylor
Brian E. Taylor
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Purchase Agreement dated December 6, 2012.

5.1	Opinion of Fulbright & Jaworski L.L.P.

23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 above).

99.1	Press Release dated December 7, 2012.